SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2002

BULL RUN CORPORATION
(Exact name of registrant as specified in its charter)

GEORGIA	0-9385	58-2458679

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

4370 PEACHTREE ROAD, ATLANTA, GEORGIA 30319
(Address of principal executive offices) (Zip Code)

(404) 266-8333
(Registrant’s telephone number, including area code)

Item 8. Change in Fiscal Year

     Bull Run Corporation (the “Company”) has changed its fiscal year end from June 30 to a new fiscal year end of August 31. As a result of this change, the Company’s quarterly reporting periods will be, subsequent to the transition period from July 1, 2002 to August 31, 2002, comprised of the three calendar months ending November 30, February 28 (or 29), May 31 and August 31. The Company’s next periodic report under the Securities Exchange Act of 1934 will be on Form 10-K for the fiscal year ended                      June 30, 2002. Following the filing of the Form 10-K, the next periodic report filed will be on Form 10-Q for the transition period July 1, 2002 to August 31, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2002		BULL RUN CORPORATION

	By:	/s/ FREDERICK J. ERICKSON

Frederick J. Erickson
Vice President — Finance,
Chief Financial Officer, Treasurer and
Assistant Secretary

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